Filed Pursuant to Rule 424(b)(5)
Registration No. 333-236084

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 6, 2020

Preliminary Prospectus Supplement

(To Prospectus dated January 24, 2020)

$

H.B. Fuller Company

         % Notes due 20

We are offering $             aggregate principal amount of         % notes due 20     (the “notes”). We will pay interest on the notes semi-annually in arrears on                 and                 of each year, beginning on                 , 2021.

We may redeem the notes, in whole or in part, at any time and from time to time prior to their maturity at the applicable redemption prices described herein under “Description of the Notes—Optional Redemption.” Upon the occurrence of a change of control triggering event, we will be required to make an offer to repurchase the notes from holders at 101% of their principal amount plus accrued and unpaid interest to the date of repurchase described under “Description of the Notes—Change of Control Triggering Event.” There will be no sinking funds for the notes.

The notes will be our senior unsecured obligations and will rank equally with our other unsecured and unsubordinated debt from time to time outstanding. The notes will be effectively subordinated to our current and future secured debt, including borrowings under our credit facility, to the extent of the value of the assets securing such debt.

The notes are a new issue of securities with no established trading markets. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as the risks set forth in our other filings with the Securities and Exchange Commission, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to public(1)		Underwriting discount		Proceeds, before expenses
Per Note		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from , 2020, if settlement occurs after that date.

The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company for the benefit of its participants, including Euroclear Bank, S.A./N.V. and Clearstream Banking, société anonyme, on or about                 , 2020.

Joint Book-Running Managers

J.P. Morgan	Morgan Stanley	US Bancorp

The date of this prospectus supplement is                 , 2020.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of the notes being offered. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the notes being offered. You should read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” in this prospectus supplement and “Incorporation by Reference” in the accompanying prospectus.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus supplement (other than references under the headings “Summary—The Offering” and “Description of the Notes”) to “we,” “us,” “our,” the “company” or similar references mean H.B. Fuller Company and its consolidated subsidiaries. However, in the “Summary—The Offering” and “Description of Notes” sections of this prospectus supplement, such references mean H.B. Fuller Company (parent company only) and not any of its subsidiaries. When we refer to “you,” we mean the prospective purchasers or holders of the notes.

We have not, and the underwriters have not, authorized anyone to provide any information other than that which is contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by us or on our behalf to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Further, you should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement, or any such free writing prospectus, or in any document incorporated by reference is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-ii

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means we can disclose information to you by referring you to another document we have filed with the SEC.

We incorporate by reference our documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the date of this prospectus supplement and prior to the time that we sell all the securities offered by this prospectus supplement and the accompanying prospectus (other than any portions of any such documents that are deemed to have been “furnished” and not “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended November 30, 2019;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended February 29, 2020, May 30, 2020 and August 29, 2020; and

•	our Current Reports on Form 8-K and 8-K/A filed on January 21, 2020, January 27, 2020, March 4, 2020 and April 7, 2020.

To obtain copies of these filings, see “Where You Can Find More Information” in the accompanying prospectus.

The information contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated herein and therein by reference.

Any statement made in this prospectus supplement, in the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

S-iii

FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements (as the term is defined in Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Exchange Act). Forward-looking statements typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “may” and other similar words, phrases and expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended November 30, 2019 and our Quarterly Report on Form 10-Q for the fiscal quarter ended August 29, 2020, and those risks described in this prospectus supplement and elsewhere in documents filed with the SEC and incorporated by reference into this prospectus supplement, as well as other factors that our management has not yet identified. Forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements and such events could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. We caution you not to place undue reliance on forward-looking statements.

S-iv

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information you should consider when making your investment decision. We urge you to read all of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including our consolidated financial statements and accompanying notes, carefully to gain a fuller understanding of our business and the terms of the notes, as well as some of the other considerations that may be important to you, before making your investment decision. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the information under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2019 and our Quarterly Report for the fiscal quarter ended August 29, 2020.

H.B. Fuller Company

We are a leading worldwide formulator, manufacturer and marketer of adhesives, sealants and other specialty chemical products. Sales operations span 32 countries in North America, Europe, Latin America, the Asia Pacific region, India, the Middle East and Africa. Industrial adhesives represent our core product offering. Our commitment to innovation brings together people, products and processes that answer and solve some of the world’s biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in engineering, electronic and assembly materials, hygiene, construction, automotive, packaging and other consumer businesses. And our promise to our people connects them with opportunities to innovate and thrive.

We organized as a Minnesota corporation in 1915. Our principal executive offices are located at 1200 Willow Lake Boulevard, St. Paul, Minnesota 55110-5101, and our main telephone number is (651) 236-5900. We maintain an investor website at http://www.hbfuller.com/north-america/about-us/investor-relations. Please note, however, that we have not incorporated any other information by reference herein from our website, other than the documents listed above under the heading “Incorporation of Documents by Reference.”

Secured Revolving Credit Facility

Our existing secured revolving credit facility is currently scheduled to mature April 12, 2022. We are currently seeking an amendment of this facility that would, among other things, extend the maturity date by up to 2.5 additional years and modify certain pricing terms and covenants. There can be no assurance as to when or if any such amendment might be effected. The offering of these notes is not contingent upon the successful amendment of this facility.

The Offering

The following is a brief summary of some of the terms of this offering and is not intended to be complete. For a more complete understanding of the notes, please refer to the section in this prospectus supplement entitled “Description of the Notes” and the section in the accompanying prospectus entitled “Description of Debt Securities.” Unless the context requires otherwise, all references to “we,” and the “company” in this “Summary—The Offering” section include only H.B. Fuller Company and not its subsidiaries.

Issuer	H.B. Fuller Company

Notes Offered	$ aggregate principal amount of % notes due 20 .

Maturity Date	, 20 .

Interest	%

Interest Payment Dates	We will pay interest on the notes semi-annually on and of each year, beginning on , 2021. Interest will accrue from , 2020.

Ranking

The notes will be our senior unsecured obligations and will rank equally with our other unsecured and unsubordinated debt from time to time outstanding. However, the notes will be structurally subordinated to any indebtedness of our subsidiaries, except in the limited circumstances described under “Description of the Notes—Future Subsidiary Guarantees,” and will be effectively subordinated to any secured indebtedness (including indebtedness under our secured credit facilities) to the extent of the value of the assets securing such indebtedness

Future Subsidiary Guarantees

The notes initially will not be guaranteed by any of our subsidiaries. However, if in the future, any of our subsidiaries incurs, or becomes a guarantor or co-obligor of our obligations under, any similar capital markets debt securities (as defined herein), such subsidiary will be required to guarantee the notes on a senior unsecured basis. Any such future subsidiary guarantee of the notes will be automatically released with respect to the notes, without the consent of the holders of the notes, upon such subsidiary guarantor ceasing to be an obligor, guarantor or co-obligor with respect to such similar capital markets debt securities. A subsidiary's guarantee also may be released in certain other circumstances described under “Description of the Notes—Future Subsidiary Guarantees.”

Optional Redemption

On or before              , 20    , we may redeem the notes, in whole or in part, at the applicable redemption prices described herein, plus accrued and unpaid interest to the redemption date.

On or after             , 20   , we may redeem the notes, in whole or in part, at redemption price equal to 100% of the principal amount of the redeemed notes plus any applicable “make-whole” premium, plus accrued and unpaid interest to the redemption date.

In addition, prior to               , 20     , we may redeem up to 35% of the original aggregate principal amount of the notes with the net cash proceeds of certain equity offerings at a redemption price equal to         % of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to the redemption date.

See “Description of the Notes—Optional Redemption.”

Change of Control Triggering Event

Upon the occurrence of a change of control triggering event (as defined in this prospectus supplement), the holders of the notes will have the right to cause us to repurchase all or a portion of the notes at a price equal to 101% of the principal amount of such notes plus accrued and unpaid interest to the date of repurchase. See “Description of the Notes—Change of Control Triggering Event.”

Covenants	The indenture under which the notes will be issued contains covenants that, among other things, restrict our ability to:

•	incur certain secured indebtedness;

•	enter into sale and leaseback transactions; and

•	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

These covenants are subject to important exceptions and qualifications, which are described in this prospectus supplement and the accompanying prospectus. See “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuance of Additional Notes

We may create and issue additional notes ranking equally and ratably with the notes in all respects and on the same terms and conditions, except for any differences in the issue date, price to the public, interest accrued prior to the issue date of such additional notes and the initial interest payment date, so that such additional notes shall be consolidated with the notes offered hereby, including for purposes of voting and redemptions.

Form and Denomination

The notes will be issued in the form of one or more fully registered global securities, without coupons, in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. Except in the limited circumstances described under “Global Securities” in the accompanying prospectus, notes in certificated form will not be issued or exchanged for interests in global securities.

Use of Proceeds

We expect that we will receive approximately $                 in net proceeds from this offering, after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds to repay a portion of our term loan under our secured credit facility. Any remaining proceeds may be used for general corporate purposes. See “Use of Proceeds.”

Material U.S. Federal Income Tax Considerations

You should consult your tax advisor with respect to the U.S. federal, state, local and non-U.S. tax considerations in connection with buying, owning and disposing of the notes. See “Material U.S. Federal Income Tax Consequences.”

Risk Factors

See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding whether to invest in the notes.

Governing Law	The notes and the indenture will be governed by the laws of the State of New York.

Trustee	U.S. Bank National Association

RISK FACTORS

Investing in the notes involves risks. You should carefully consider the risks and uncertainties described below as well as any cautionary language or other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks described under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2019 and our Quarterly Report for the fiscal quarter ended August 29, 2020, which are incorporated herein by reference, before deciding whether to invest in the notes. The risks described therein or set forth below are those that we consider to be the most significant to your decision whether to invest in the notes. The risks described below are not the only risks we face. If any of the events described below occurs, the value of your investment in the notes could decline, and in some cases we may not be able to make payments on the notes, and this could result in your losing all or part of your investment. Additional risks not presently known to us or that we currently consider to be less significant may also have a material adverse effect on us. In addition, statements in the following risk factors may constitute forward-looking statements, as further described under the heading “Forward-Looking Statements” in this prospectus supplement. Our operations are affected by a number of risks, both internal and external to the company. Our financial position and results of operations are directly impacted by these factors. You should consult your own financial and legal advisors before deciding whether to purchase our notes.

Risks Related to the Notes

The notes are subject to prior claims of any secured creditors and the creditors of our subsidiaries, and if a default occurs we may not have sufficient funds to fulfill our obligations under the notes.

The notes are our unsecured general obligations, ranking equally with our other senior unsecured indebtedness. However, the notes will be structurally subordinated to any indebtedness of our subsidiaries except in the limited circumstances described under “Description of the Notes—Future Subsidiary Guarantees,” and will be effectively subordinated to any secured indebtedness, including our secured credit facilities, to the extent of the value of the assets securing such indebtedness. The indenture governing the notes permits us and our subsidiaries to incur secured debt under specified circumstances. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors.

If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

An active trading market for the notes may not develop.

There is no existing market for the notes, and we do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the notes;

•	outstanding amount of the notes;

•	the terms related to optional redemption of the notes; and

•	level, direction and volatility of market interest rates generally.

The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may cease market making at any time without notice.

We may not have the funds necessary to finance the change of control repurchase offer required by the indenture.

Upon the occurrence of a change of control triggering event (as defined under the heading “Description of the Notes—Change of Control Triggering Event”), we will generally be required to make an offer to repurchase all outstanding notes at a repurchase price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. We cannot assure you that we will have sufficient funds available to make any required repurchases of the notes. Any failure to repurchase the notes in those circumstances would constitute a default under the indenture. A default could result in the acceleration of the principal and interest on all the notes.

The terms of the indenture and the notes provide only limited protection against a number of significant corporate events that could adversely impact your investment in the notes.

While the indenture and the notes contain terms intended to provide protection to holders of notes upon the occurrence of certain events involving significant corporate transactions and our creditworthiness, such terms are limited and may not be sufficient to protect your investment in the notes.

The definition of “change of control” contemplates, among other things, the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the company and its subsidiary taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets taken as a whole to another person or group may be uncertain.

The definition of the term “change of control triggering event” does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively affect the value of the notes. If we were to enter into a significant corporate transaction that would negatively affect the value of the notes but would not constitute a change of control triggering event, we would not be required to offer to repurchase your notes prior to their maturity.

Furthermore, the indenture and the notes do not, among other things:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur debt that is equal in right of payment to the notes;

•	limit the ability of our subsidiaries to incur unsecured debt, which will be structurally senior to the notes;

•

limit the ability of us or our subsidiaries to incur debt that is secured in any manner other than by a principal property (as defined under the heading “Description of the Notes—Restrictions on Secured Debt”) or the stock of any restricted subsidiary;

•	restrict our ability to repurchase or prepay any other of our securities or other debt;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes; or

•	limit our ability to sell, merge or consolidate any of our unrestricted subsidiaries.

For a further discussion of the terms of the indenture and the notes, see the information under the heading “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Our ability to generate the significant amount of cash needed to pay interest and principal on the notes and service our other debt and financial obligations and our ability to refinance all or a portion of our indebtedness or obtain additional financing depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the notes, depends on our ability to generate cash in the future. We are subject to general economic, industry, financial, competitive, legislative, regulatory and other factors that are beyond our control. In particular, economic conditions could cause the prices of the products we sell to fall, our revenue to decline and hamper our ability to repay our indebtedness, including the notes. As a result, we may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance debt or obtain additional financing will depend on, among other things:

•	our financial condition at the time;

•	restrictions in the indenture governing the notes and any other indebtedness of ours; and

•	other factors, including financial market or industry conditions.

We may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms, or at all. If our operations do not generate sufficient cash flow, and additional borrowings or refinancings are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes.

Despite our current levels of debt, we may be able to incur substantially more debt. This could further exacerbate the risks associated with our existing debt.

We may be able to incur additional debt in the future, including debt that is senior to the notes. The terms of our other indebtedness and the indenture governing the notes allow us to incur substantial amounts of additional debt, including debt senior to the notes, subject to certain limitations. Our existing secured revolving credit facility, which is senior to the notes, currently allows us to borrow up to $400 million at any one time. As of October 2, 2020, the balance on our secured revolving credit facility was approximately $167 million. If new debt is added to our current debt levels, the related risks we could face would be magnified.

We may issue additional notes.

Under the terms of the indenture that governs the notes, we may from time to time, without notice to or the consent of the registered holders of the notes, create and issue additional notes ranking equally and ratably with the notes being issued in this offering in all respects (other than the issue price, the date of issuance, the payment of interest accruing prior to the issue date of such additional notes and, in some cases, the first payment of interest following the issue date of such additional notes). Any such additional notes shall be consolidated and form a single series with the notes being issued in this offering, including for purposes of voting and redemptions. If the additional notes are not fungible with the notes offered hereby for United States federal income tax purposes, the additional notes will have a separate CUSIP number.

As the notes pay a fixed rate of interest, an increase in market rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Ratings of the notes may not reflect all risks of an investment in the notes.

Any ratings of the notes will primarily reflect our financial strength. A rating of the notes is not a recommendation to purchase, sell or hold any particular security, including the notes. Ratings do not comment as to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety.

Changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect our cost of financing and the market price of our securities.

Credit rating agencies rate our debt securities, including the notes, on factors that include our operating results, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading, or downgrading the current rating or placing us on a watch list for possible future downgrading. Downgrading the credit rating of our debt securities or placing us on a watch list for possible future downgrading would likely increase our cost of financing, limit our access to the capital markets and have an adverse effect on the market price of our securities, including the notes.

We may choose to redeem the notes prior to maturity.

We may redeem some or all of the notes at any time as described under “Description of the Notes—Optional Redemption.” If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed.

Federal and state statutes allow courts, under specific circumstances, to avoid or limit the notes and any future subsidiary guarantees, and to require holders of the notes to return payments previously made by us or any future subsidiary guarantors.

Our creditors and the creditors of any future subsidiary guarantors of the notes could challenge the issuance of the notes or our future subsidiary guarantors’ issuance of their guarantees, respectively, as fraudulent conveyances or on other grounds such as equitable subordination. Under the federal bankruptcy law and similar provisions of state fraudulent transfer laws, the issuance of the notes and any future subsidiary guarantees could be avoided (that is, cancelled or limited) as fraudulent transfers or subordinated to other creditors if a court determined that the company, at the time it issued the notes, or any future subsidiary guarantor, at the time it issued the guarantee (or in some jurisdictions, when payment became due under the guarantee):

•	issued the notes or the guarantees, as the case may be, with the intent to hinder, delay or defraud its existing or future creditors; or

•

received less than reasonably equivalent value or did not receive fair consideration for the issuance of the notes or guarantees, as the case may be, and if the company or any future subsidiary guarantor:

◦	was insolvent or rendered insolvent at the time it issued the notes or issued the guarantee, as applicable;

◦	was engaged in a business or transaction for which the company's or guarantor's remaining assets constituted unreasonably small capital; or

◦	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts generally as they mature.

If the notes or any future subsidiary guarantees were avoided or limited under fraudulent transfer or other laws, any claim you may make against us or the applicable guarantor for amounts payable on the notes or related guarantee would be unenforceable to the extent of such avoidance or limitation or may be subordinated to the claims of other creditors. Moreover, the court could order you to return any payments previously made by us or such guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a party would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be sure what standard a court would apply in making these determinations or, regardless of the standard, that a court would not avoid the notes or any future subsidiary guarantees.

The issuance of the notes, and the obligation of any future subsidiary guarantor under its guarantee, will be limited as necessary to prevent them from constituting a fraudulent conveyance or fraudulent transfer under applicable law. We cannot assure you that this limitation will protect the issuance of the notes or any future subsidiary guarantees from fraudulent conveyance or fraudulent transfer challenges or, if it does, that the remaining amount due and collectible would suffice, if necessary, to pay the notes in full when due.

We can release future subsidiary guarantees, if any, from time to time without the consent of holders.

The notes initially will not be guaranteed by any of our subsidiaries. However, if in the future, any of our subsidiaries incurs, or becomes a guarantor or co-obligor of our obligations under, any similar capital markets debt securities (as defined herein), such subsidiary will be required to guarantee the notes on a senior unsecured basis. Any such future subsidiary guarantee of the notes will be automatically released with respect to the notes, without the consent of the holders of the notes, upon such subsidiary guarantor ceasing to be an obligor, guarantor or co-obligor with respect to such similar capital markets debt securities. A future subsidiary guarantee also may be released in certain other circumstances described under ‘Description of the Notes—Future Subsidiary Guarantees.” Any such release would result in any debt or other obligations of the applicable subsidiary becoming structurally senior to the notes.

CAPITALIZATION

The following table shows our total capitalization as of August 29, 2020:

•	on an actual basis; and

•	on an as adjusted basis to reflect the issuance and sale of the notes offered hereby and our currently contemplated use of proceeds.

This table should be read in conjunction with “Use of Proceeds” appearing elsewhere in this prospectus supplement, and the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the accompanying notes, appearing in our Annual Report on Form 10-K for the fiscal year ended November 30, 2019 and our Quarterly Report on Form 10-Q for the fiscal quarter ended August 29, 2020, which are incorporated by reference herein. The as adjusted and as further adjusted data in the table reflect certain assumptions and estimates. Actual amounts may vary from the estimated amounts reflected in the adjusted data in the table below, and any such variance may be material.

	As of August 29, 2020
(in thousands)	Actual	As Adjusted
Short-term debt, excluding current maturities of long-term debt	$21,082		$21,082
Long-term debt:
% Notes due 20 offered hereby	$—	$
Secured revolving credit facility(1)	—		—
Secured term loan	1,547,650
4.000% Notes due 2027	300,000		300,000
Other long-term debt	194
Total long-term debt, including current maturities	$1,847,844	$
Less: current maturities	—		—
Long-term debt, excluding current maturities	$1,847,844	$
Total equity	$1,313,908		$1,313,908
Total capitalization(2)	$3,161,752	$

(1)	As of October 2, 2020, the balance on our secured revolving credit facility was approximately $167 million to support normal inter-quarter working capital needs.
(2)	Total capitalization consists of total long-term debt, excluding current maturities, and total equity.

USE OF PROCEEDS

We expect that we will receive approximately $          in net proceeds from this offering, after deducting the underwriting discounts and estimated offering expenses payable by us. We currently intend to use the net proceeds to repay a portion of our outstanding term loan under our secured credit facility. Any portions of the net proceeds not used for such purposes may be used for general corporate purposes, which may include, among other things, capital expenditures, acquisitions, investments, other business opportunities and repayment or refinancing of other outstanding indebtedness.

As of October 2, 2020, there was a principal balance of $1,548 million drawn on our secured term loan, which will mature on October 20, 2024 and which currently bears a floating interest rate at the LIBOR rate plus an applicable margin (which margin is currently 2.00%). The secured term loan is governed by the Term Loan Credit Agreement, dated as of October 20, 2017, as amended, among us, as borrower, Morgan Stanley Senior Funding, Inc., as administrative agent, and various financial institutions as lenders. Certain of the underwriters and/or their affiliates are lenders under our secured term loan and, accordingly, will receive a portion of the net proceeds of this offering.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes supplements the description of the general terms of the debt securities set forth under the heading “Description of Debt Securities” in the accompanying prospectus. Capitalized terms used but not defined in this prospectus supplement have the meanings assigned in the accompanying prospectus or the indenture referred to below.

The following description is only a summary of the material provisions of the notes and does not purport to be complete. This summary is subject to and is qualified in its entirety by reference to all the provisions of the indenture, including the definitions of the terms used in the indenture and those terms made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” You should read the documents in their entirety because they, and not this description, will define your rights as a holder of the notes. You may request a copy of the indenture from us as described under the heading “Where You Can Find More Information” in the accompanying prospectus. Unless the context requires otherwise, for purposes of this section of this prospectus supplement, references to “we,” “us,” “our” and the “company” are to H.B. Fuller Company (parent company only) and not to any of its subsidiaries.

General

The notes will be issued under an indenture, dated as of  February 14, 2017, between us and U.S. Bank National Association, as trustee, as supplemented by that certain second supplemental indenture to be dated the closing date of this offering between us and U.S. Bank National Association, as trustee. When we refer to the “indenture” in this prospectus supplement, we are referring to the indenture as supplemented by such supplemental indenture. The indenture is more fully described in the accompanying prospectus. The following description of the specific terms of the notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.

The notes will be issued in an initial aggregate principal amount of $            , will bear interest at         % per annum and will mature on                 , 20    .

The notes will be issued in the form of one or more fully registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof.

The notes will not be redeemable prior to maturity, except by us as set forth below under “—Optional Redemption,” and will not benefit from any sinking fund. The notes will be subject to legal defeasance and covenant defeasance as provided under “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus.

The notes are a new issue of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

Interest and Principal

The notes will bear interest from                 , 2020 at         % per annum. We will pay interest on the notes semi-annually on                 and                 of each year (each, an “interest payment date”), beginning on                 , 2021, to the person in whose name the notes are registered at the close of business (whether or not a business day) on             and                 (each, a “record date”), as the case may be, immediately preceding the related interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

We will pay the principal of and interest on each note to the registered holder in immediately available funds upon presentation of the notes if in certificated form at the office or agency we maintain for this purpose, which is initially the corporate trust office of the trustee, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at our option through the paying agent by check mailed to the registered holder at the close of business on the regular record date at such address as shall appear in the security register or by wire transfer of immediately available funds to an account specified in writing by such holder to us and the trustee prior to the relevant record date. Notwithstanding anything to the contrary in this prospectus supplement or the accompanying prospectus, so long as the notes are in the form of fully registered global securities, we may make payments of principal and interest through the paying agent to The Depository Trust Company (“DTC”).

Interest payable on any interest payment date shall be the amount of interest accrued from, and including, the preceding interest payment date in respect of which interest has been paid or duly provided for (or from and including the original issue date, if no interest has been paid or duly provided for with respect to the notes) to, but excluding, such interest payment date.

If any interest payment date, redemption date, change of control payment date or stated maturity date falls on a day that is not a business day, the payment will be made on the next succeeding business day and treated as if it were made on the date the payment was due, and we will not be liable for any additional interest as a result of the delay in payment. The term “business day” means any day which is not a Saturday or Sunday and which is not a legal holiday or a day on which banking institutions or trust companies in that Place of Payment are authorized or obligated by law or executive order to close.

Ranking

The notes will be our senior unsecured obligations and will rank equally with our other unsecured and unsubordinated debt from time to time outstanding. However, the notes will be structurally subordinated to any indebtedness of our subsidiaries, except in the limited circumstances described under “—Future Subsidiary Guarantees,” and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. Claims of the creditors of our subsidiaries will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries.

The indenture does not limit the incurrence by us or our subsidiaries of other unsecured debt and does not limit the incurrence of secured debt by our subsidiaries which are not restricted subsidiaries. The indenture and the terms of the notes will not contain any covenants (other than those described herein) designed to afford holders of any notes protection in a highly leveraged or other transaction involving us that may adversely affect holders of the notes.

Future Subsidiary Guarantees

Our obligations under the notes initially will not be guaranteed by any of our subsidiaries. However, if in the future, any of our subsidiaries incurs, or becomes a guarantor or co-obligor of our obligations under, any similar capital markets debt securities (as defined herein), such subsidiary will be required to guarantee the notes on a senior unsecured basis. Any such future subsidiary guarantee would be such subsidiary’s senior unsecured obligations and will rank equally with such subsidiary’s other unsecured and unsubordinated debt from time to time outstanding, but will be structurally subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. Under the terms of any such subsidiary guarantees, holders of the notes would not be required to exercise their remedies against us before they proceed directly against any such subsidiary guarantors.

For purposes of the future subsidiary guarantee provisions, the following terms are defined as follows:

“Similar capital markets debt securities” means any debt for borrowed money that (i) is in the form of, or represented by, negotiable bonds, notes, debentures or other securities (other than promissory notes or similar evidences of debt under a credit agreement or similar loan arrangement), (ii) is not rated investment grade, and (iii) is offered to investors through a public offering, a private placement in reliance on Rule 144A, or a similar capital markets offering.

“subsidiary guarantor” means any subsidiary of the company that becomes, and continues to be, a guarantor of the notes.

Any such future subsidiary guarantee of the notes will be automatically released with respect to the notes, without the consent of the holders of the notes, upon such subsidiary guarantor ceasing to be an obligor, guarantor or co-obligor with respect to such similar capital markets debt securities.

In addition, any future subsidiary guarantor would be released and relieved from all its obligations under its subsidiary guarantee in the following circumstances (provided, however, that in each case, after giving effect to such transaction, such subsidiary is no longer liable for any guarantee or other obligations in respect of any similar capital markets debt securities of the Company or any of the subsidiary guarantors):

•

upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other interests of such subsidiary guarantor (other than to the company or any affiliate); or

•	upon the sale or disposition of all or substantially all the property of such subsidiary guarantor (other than to any affiliate of the company other than another subsidiary guarantor).

Any future subsidiary guarantee of a subsidiary guarantor also would be released with respect to the notes if we exercise our legal defeasance or our covenant defeasance option with respect to the notes or if our obligations under the indenture with respect to the notes are discharged, in each case as described in the accompanying prospectus under “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance.” At our written instruction, the trustee will execute and deliver any documents, instructions or instruments evidencing any such release.

If a subsidiary becomes obligated to guarantee the notes after the initial issue date, then the company shall cause such subsidiary, within 30 days, to (A) execute and deliver to the trustee a supplemental indenture pursuant to which such subsidiary shall guarantee all of the company’s obligations under the notes and (B) deliver to the trustee an opinion of counsel to the effect that (i) such supplemental indenture and guarantee of the notes has been duly executed and authorized and (ii) such supplemental indenture and guarantee of the notes constitutes a valid, binding and enforceable obligation of such subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws and except insofar as enforcement thereof is subject to general principles of equity. Any such guarantee of the notes shall be equal ("pari passu") or senior in right of payment with the guarantee or other obligation giving rise to the obligation to guarantee the notes.

The obligations of any future subsidiary guarantor under its subsidiary guarantee will be limited as necessary to prevent that future subsidiary guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. We cannot assure you that this limitation would protect any subsidiary guarantees from fraudulent conveyance or fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the subsidiary guarantees would suffice, if necessary, to pay the notes in full when due.

Optional Redemption

We may redeem the notes, in whole or in part, at any time and from time to time prior to their maturity at the applicable redemption price set forth below, plus, in each case, accrued and unpaid interest to (but not including) the redemption date (subject to the right of holders of record on the relevant record date falling prior to or on the redemption date to receive interest due on the relevant interest payment date). A partial redemption of the notes may be effected by such method as the trustee may deem fair and appropriate and may provide for the selection for redemption of a portion of the principal amount of notes held by a holder equal to an authorized denomination (or, in the case of notes issued in global form as discussed under “—Book-Entry System; Delivery and Form,” in accordance with the applicable procedures of DTC). We will give notice to the holders of notes and the trustee of any redemption we propose to make at least 15 days, but not more than 60 days, before the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or the portion of the notes called for redemption.

If the redemption date is on or before                                , 20      , the applicable redemption price will be equal to 100% of the principal amount of the notes to be redeemed plus the applicable premium (as defined below).

If the redemption date is on or after                                , 20      , the applicable redemption price will be equal to the percentage of the principal amount of the notes to be redeemed specified below, if redeemed during the twelve-month period beginning on               of each of the years indicated below:

Year	Redemption Price
20		%
20		%
20 and thereafter	100%

In addition, prior to                         , 20    , we may, at our option, redeem up to 35% of the aggregate principal amount of the notes originally issued (including any additional notes) at a redemption price equal to         % of the aggregate principal amount thereof with the net cash proceeds of one or more equity offerings, provided that (1) at least 65% of the aggregate principal amount of notes originally issued (including any additional notes) remain outstanding immediately after the occurrence of each such redemption (unless all notes are redeemed concurrently) and (2) each such redemption occurs with 180 days of the date of closing of the applicable equity offering.

If holders of at least 90% of the aggregate principal amount of outstanding notes validly tender and do not withdraw such notes in a change of control offer (as described below) or any other tender offer, and we (or the third party making the offer) purchases all of the notes validly tendered and not withdrawn by such holders, we may redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the price paid to each other holder in such offer (which may be less than par).

For purposes of the foregoing discussion of an optional redemption, the following definitions are applicable:

“Applicable premium” means, with respect to a note at any redemption date, the greater of (1) 1.0% of the principal amount of such note and (2) the excess, if any, of the present value at such redemption date of (a) the redemption price of the notes at           , 20     (such redemption price being set forth in the table above under “–Optional Redemption”) plus all required remaining scheduled interest payments due on such note through such date (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the treasury rate plus        basis points, over (b) the principal amount of such note, as calculated by us (or on our behalf by a person we designate). The trustee is not responsible for the calculation of the applicable premium.

“Equity offering” means any public or private sale of common stock or preferred stock of the company (or any of its direct or indirect parent companies), other than (1) public offerings with respect to company common stock registered on Form S-4 or Form S-8 and (2) issuances to any subsidiary of the company.

“Treasury rate” means, with respect to any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market date) most nearly equal to the period from the redemption date to                  , 20     ; provided, however, that if the period from the redemption date to               , 20     is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

Change of Control Triggering Event

Upon the occurrence of a change of control triggering event, unless we have exercised our right to redeem the notes as described under “—Optional Redemption” in accordance with the indenture, each holder of notes will have the right to require us to purchase all or a portion of such holder’s notes pursuant to the offer described below (the “change of control offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “change of control payment”), subject to the rights of holders of such notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the change of control triggering event occurred (or at our option, prior to any change of control but after the public announcement of the pending change of control), we will be required to send a notice to each holder of notes, with a copy to the trustee, which notice will govern the terms of the change of control offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “change of control payment date”). The notice, if sent prior to the date of consummation of the change of control, will state that the change of control offer is conditioned on the change of control being consummated on or prior to the change of control payment date.

On the change of control payment date, we will, to the extent lawful:

•	accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the change of control offer;

•	deposit or cause a third party to deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased and that all conditions precedent to the change of control offer and to the repurchase by us of notes pursuant to the change of control offer have been complied with.

We will not be required to make a change of control offer if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer otherwise required to be made by us and such third party purchases all such notes properly tendered and not withdrawn under its offer or (ii) a notice of redemption has been given to the holders of all such notes in accordance with the terms of the indenture, unless and until there is a default in payment of the redemption price. A change of control offer may be made in advance of a change of control, conditional upon such change of control, if a definitive agreement is in place of the change of control at the time of making of the change of control offer.

We will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control triggering event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we may comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict.

For purposes of the foregoing discussion of a change of control offer, the following definitions are applicable:

“Beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” as such term is used in Section 13(d)(3) of the Exchange Act, such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Change of control” means the occurrence of any of the following after the date of issuance of the notes:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the company and its subsidiaries taken as a whole to any “person” or “group” (as those terms are used in section 13(d)(3) of the Exchange Act) other than to the company or one of its subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in section 13(d)(3) of the Exchange Act, it being agreed that an employee of the company or any of its subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a “group” (as that term is used in section 13(d)(3) of the Exchange Act) solely because such employee’s shares are held by a trustee under said plan) becomes the ultimate beneficial owner, directly or indirectly, of our voting stock representing more than 50% of the voting power of our outstanding voting stock;

(3) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding voting stock or voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where our voting stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, voting stock representing more than 50% of the voting power of the voting stock of the surviving person or its parent immediately after giving effect to such transaction; or

(4) during any period of 24 consecutive calendar months, the majority of the members of our board of directors shall no longer be composed of individuals (a) who were members of our board of directors on the first day of such period or (b) whose election or nomination to our board of directors was approved by individuals referred to in clause (a) above constituting, at the time of such election or nomination, at least a majority of our board of directors or, if directors are nominated by a committee of our board of directors, constituting at the time of such nomination, at least a majority of such committee.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction.

“Change of control triggering event” means the occurrence of both a change of control and a ratings downgrade event. Notwithstanding the foregoing, no change of control triggering event will be deemed to have occurred in connection with any particular change of control unless and until such change of control has actually been consummated.

“Investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “rating agency.”

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Rating agency” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to rate the notes for reasons outside our control, we may appoint another “nationally recognized statistical rating organization” (as defined under the Exchange Act) as a replacement for such rating agency; provided, that we shall give written notice of such appointment to the trustee.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Ratings downgrade event” means the rating on the notes is lowered by either of the rating agencies as a result of a particular change of control and the notes are rated below investment grade by each of the rating agencies on any date during the period (as the same may be extended, the “trigger period”) commencing on the earlier of (a) the occurrence of the change of control and (b) the first public announcement by us of any change of control (or pending change of control) and ending on the 60th day following the consummation of such change of control. If the rating of the notes is under publicly announced consideration for possible downgrade by either rating agency on such 60th day following the consummation of the change of control, the trigger period will be extended to last with respect to such rating agency until the date on which such rating agency considering such possible downgrade either (x) rates the notes below investment grade or (y) publicly announces that it is no longer considering the notes for possible downgrade; provided, that no such extension will occur if on such 60th day the notes are rated investment grade and are not subject to review for possible downgrade by either rating agency. A reduction in rating will be considered to be as a result of a change of control only if the rating agency making the reduction publicly announces or confirms or informs the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the change of control (whether or not the applicable change of control has occurred at the time of the ratings downgrade event).

“Voting stock” of any specified person as of any date means the capital stock (or comparable equity interests) of such person that is at the time entitled to vote generally in the election of the board of directors (or members of the governing body) of such person.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the company and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of any requirement that we offer to repurchase any notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the company and its subsidiaries taken as a whole to another Person or group may be uncertain.

Restrictions on Secured Debt

Under the indenture, we generally will not, and we will not permit any restricted subsidiary (as defined below) to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (“debt”), secured by pledge of, or mortgage or lien on, any principal property (as defined below) of the company or any restricted subsidiary, any shares of stock of any restricted subsidiary, or any debt owed to us by any restricted subsidiary (such pledges, mortgages and liens being called “mortgage” or “mortgages” and such debt secured by such mortgages being called “secured debt”), without effectively providing that the notes (together with, if we shall so determine, any other indebtedness of the company or such restricted subsidiary then existing or thereafter created which is not subordinate to the notes) shall be secured equally and ratably with (or prior to) such secured debt, so long as such secured debt shall be so secured.

The foregoing limitation does not apply to the incurrence, issuance, assumption or guarantee of any debt if, immediately after giving effect thereto, the aggregate amount of all such secured debt plus all attributable debt of the company and our restricted subsidiaries in respect of any sale and leaseback transaction (as defined below) (other than debt secured by permitted mortgages) would not exceed 15% of consolidated net tangible assets.

In addition, the foregoing limitation does not apply to (and in calculating the amount of secured debt for the preceding paragraph we may disregard) any of the following (all of which are “permitted mortgages”):

•	any mortgage existing on February 14, 2017, the date of the base indenture;

•

mortgages on property or shares of stock of or debt of, any person, which mortgages are existing at the time (i) such person became a restricted subsidiary, (ii) such person is merged into or consolidated with the company or any subsidiary or (iii) we or a subsidiary merges into or consolidates with such person (in a transaction in which such person becomes a restricted subsidiary); provided, in each case, such mortgage was not incurred in anticipation of and was outstanding prior to such transaction;

•	mortgages in favor of, or securing debt owed to, us or any restricted subsidiary;

•	mortgages in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

•	mortgages on property or shares of stock or debt existing at the time of acquisition thereof (including acquisition through merger or consolidation);

•

mortgages on property or shares of stock or debt to secure the payment of all or any part of the purchase price or construction cost thereof or any improvement thereon, or to secure any debt incurred prior to, at the time of, or within one year after, the acquisition of such property or shares or debt, the completion of any construction or the commencement of full operation, for the purpose of financing all or any part of the purchase price or construction cost thereof or any improvement thereon;

•	mortgages incurred in connection with a sale and leaseback transaction satisfying the provisions under “—Limitations on Sales and Leasebacks”;

•

mortgages consisting solely of encumbrances, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purpose; and

•

any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any permitted mortgage (including any mortgages for the sole purpose of extending, renewing, replacing or refinancing debt secured by permitted mortgages); provided that such extension, renewal or replacement mortgage shall be limited to all or a part of the property or shares of stock or debt that secured the mortgage extended, renewed or replaced (plus improvements on such property).

We are permitted to have as much unsecured debt as we may choose.

Limitations on Sales and Leasebacks

Under the indenture, we will not, and we will not permit any restricted subsidiary to, enter into any arrangement with any person (not including us or any restricted subsidiary) providing for the leasing by us or a restricted subsidiary for a period, including renewals, in excess of three years of any principal property the ownership of which has been or is to be sold or transferred, more than 180 days after the completion of construction and commencement of full operation thereof, by us or such restricted subsidiary to such person (or to any person to whom funds have been or are to be advanced by such person on the security of such principal property) (referred to as a “sale and leaseback transaction”) unless either:

•

we or such restricted subsidiary could create secured debt pursuant to the provisions described under “—Restrictions on Secured Debt” on the principal property to be leased in an amount equal to the attributable debt with respect to such sale and leaseback transaction without equally and ratably securing notes; or

•

within 180 days after such sale or transfer shall have been made by us or by a restricted subsidiary, we apply an amount, subject to certain adjustments described below and in the indenture, not less than the greater of (i) the net proceeds of the sale of the principal property leased pursuant to such arrangement or (ii) the fair market value of the principal property so leased at the time of entering into such arrangement (as evidenced by an officers’ certificate) to the retirement of debt owed by us or any of our subsidiaries that has a maturity of more than one year from the date of the most recent balance sheet of the company and its consolidated subsidiaries (“funded debt”).

The amount to be applied pursuant to the immediately preceding bullet point shall be reduced by (x) the principal amount of notes issued under the indenture delivered within 180 days after such sale to the trustee for retirement and cancellation, and (y) the principal amount of funded debt other than notes issued under the indenture, voluntarily retired by us within 180 days after such sale. No retirement referred to in the immediately preceding bullet point may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision.

Limitations on Mergers, Consolidation and Sales of Assets

The indenture provides that we may not consolidate or merge with or into any person, or sell, lease, transfer or convey all or substantially all of our properties or assets, in any one transaction or series of transactions, to any other person, unless:

•

the resulting, surviving or transferee person is a person organized and existing under the laws of the United States, any state thereof or the District of Columbia, or any political subdivision of the foregoing;

•	such person (if other than us) expressly assumes all our obligations under the notes and the indenture; and

•	after giving effect to the transaction, no event of default, and no event that, after notice or passage of time, would become an event of default, has occurred and is continuing.

The successor will be substituted for us in the indenture with the same effect as if it had been an original party to such indenture. Thereafter, the successor may exercise the rights and powers of the company under the indenture. Upon the assumption of our obligations by such corporation in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the notes and the indenture.

Certain Definitions

“Attributable debt” means, as to any lease in respect of a sale and leaseback transaction under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (or, if earlier, the first date upon which such lease may be terminated without penalty), discounted from the respective due dates thereof to such date at the rate per annum borne by notes issued under the indenture, compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, we may elect to calculate such net amount as if the lease were so terminated, in which case such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Consolidated net tangible assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) of the company and its subsidiaries, after deducting therefrom (1) all current liabilities, except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under capital leases, and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles in the United States as in effect from time to time.

“Principal property” means any single parcel of real estate or permanent improvement thereon owned or leased in connection with a sale and leaseback transaction by us or any restricted subsidiary that is located within the United States and the net book value of which on the date as of which the determination is being made exceeds 1% of consolidated net tangible assets, other than any real estate or permanent improvement thereon (1) which is a pollution control or other facility financed by obligations issued by a state or local government unit and described in Sections 141(a), 142(a)(5), 142(a)(6), 142(a)(10) or 144(a) of the Internal Revenue Code (or their successor provisions) or by any other obligations the interest of which is excluded under Section 103 of the Internal Revenue Code (or its successor provision), or (2) which, in the good-faith opinion of our board of directors, as evidenced by a board resolution, is not of material importance to the total business conducted by us and our subsidiaries, taken as a whole.

“Restricted subsidiary” means a wholly owned subsidiary of ours substantially all of the assets of which are located in the United States (excluding territories or possessions) and which owns a principal property; provided, however, that the term restricted subsidiary shall not include any subsidiary that is principally engaged in (1) the business of financing; (2) the business of owning, buying, selling, leasing, dealing in or developing real property; or (3) the business of exporting goods or merchandise from or importing goods or merchandise into the United States.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock (as defined above) of which is owned, directly or indirectly, by us or by one or more other subsidiaries, or by us and one or more other subsidiaries.

Issuance of Additional Notes

The indenture provides that we may, without the consent of the holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any differences in the issue date, price to the public, interest accrued prior to the issue date of such additional notes, and the initial interest payment date, so that such additional notes shall be consolidated with the notes offered hereby, including for purposes of voting and redemptions. However, if the notes and such additional notes are not fungible for U.S. federal income tax purposes, such additional notes will have a different CUSIP number than the notes. The notes offered hereby and any additional notes would rank equally and ratably and would be treated as a single class for all purposes under the indenture. No additional notes may be issued if any event of default has occurred and is continuing with respect to the notes.

Book-Entry System; Delivery and Form

As described more fully in the accompanying prospectus, the notes will be deposited with the trustee on behalf of DTC, in the form of one or more global notes. Except in the limited circumstances described under “Global Securities” in the accompanying prospectus, notes in certificated form will not be issued or exchanged for interests in global securities.

Material U.S. Federal Income Tax CONSEQUENCES

The following is a summary of material U.S. federal income tax consequences relating to the ownership and disposition of the notes by an investor who purchases the notes in this initial offering. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, all effective as of the date hereof and subject to change (possibly with retroactive effect) or differing interpretations.

This discussion does not purport to address all tax considerations that may be relevant to investors in light of their particular circumstances, or to certain categories of investors that may be subject to special tax rules, such as banks, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, dealers in securities, persons subject to Section 451(b) of the Code, taxpayers that utilize the mark-to-market method of tax accounting, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, U.S. holders who hold the notes through a foreign entity or foreign account, partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such entities), persons subject to the alternative minimum tax, individual retirement and other tax-deferred accounts, U.S. expatriates or investors who hold the notes as part of a hedge, straddle or other risk reduction transaction. This discussion is limited to initial investors who purchase the notes for cash at the original offering price indicated on the cover of this prospectus supplement (which we assume will also equal the “issue price” of the notes for U.S. federal income tax purposes), and who hold the notes as capital assets for U.S. federal income tax purposes (generally, for investment purposes). If any entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the U.S. federal income tax consequences of owning and disposing of a note. This summary does not consider any tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal taxes other than income taxes.

U.S. Holders

You are a “U.S. holder” if you are a beneficial owner of a note and you are, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) that has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.

Interest

It is anticipated, and this discussion assumes, that the notes will be issued at par or at a discount that is less than “de minimis” for U.S. federal income tax purposes. You will be required to include stated interest on a note in income at the time the interest is received or accrued, according to your method of accounting for U.S. federal income tax purposes. Interest on a note will be treated as ordinary income.

Treasury regulations provide special rules for the treatment of debt instruments that provide for contingent payments. Under these regulations, a contingency is disregarded if the contingency is remote or incidental or certain other exceptions apply. In certain circumstances (see, e.g., “Description of the Notes—Change of Control Triggering Event”), we may be obligated to pay amounts in excess of stated interest or principal on the notes. Although the matter is not free from doubt, we believe that the possibility of the payment of such additional amounts does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury regulations. This position is not binding on the Internal Revenue Service (“IRS”). Our determination is, however, binding on you unless you disclose your contrary position in the manner required by the applicable Treasury regulations. If the IRS takes a contrary position, the timing of the inclusion in income of interest on the notes for U.S. federal income tax purposes could be affected and you might be required to treat any gain recognized on the sale or other disposition of the notes as ordinary income rather than as capital gain. You are advised to consult your own tax advisor as to the possible application to the notes of the Treasury Regulations on contingent payment debt instruments.

Sale, Exchange, Redemption or Retirement of the Notes

You will generally recognize gain or loss upon the sale, exchange, redemption, repurchase or other taxable disposition of a note equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received (excluding any amounts attributable to accrued but unpaid stated interest, which will be treated as ordinary interest income if not previously included in income) and (2) your adjusted tax basis in a note. Your adjusted tax basis generally will equal your cost of acquiring the note. Any such gain or loss will generally be treated as capital gain or loss. The capital gain or loss will be long-term if your holding period is more than one year at the time of sale, exchange, redemption, repurchase or other taxable disposition and will be short-term if your holding period is one year or less. Certain non-corporate U.S. holders (including individuals) are eligible for reduced rates of taxation in respect of long-term capital gain. The deductibility of capital losses is subject to certain limitations.

Medicare Tax

Certain U.S. holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare tax on their “net investment income,” which generally will include interest income and net gains from the disposition of notes. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in notes.

Information Reporting and Backup Withholding

Information reporting to the IRS generally will apply to payments of interest and the proceeds of a disposition of a note (including a retirement or redemption) to you unless you are an exempt recipient. Backup withholding will apply to such payments if you (i) fail to provide your taxpayer identification number or certification of exempt status or (ii) are notified by the IRS that you are subject to backup withholding because you have previously failed to properly report payments of interest or dividends. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS. You should consult your tax advisor regarding the application of information reporting and backup withholding rules in your particular situation, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

Non-U.S. Holders

You are a “Non-U.S. holder” for purposes of this discussion if you are a beneficial owner of a note and you are, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

Payments of Interest

Subject to the discussion of backup withholding and FATCA below, payments of interest to you on a note generally will be exempt from U.S. federal income tax and withholding tax under the “portfolio interest” exemption if you properly certify as to your foreign status (as described below) and:

•

you do not conduct a trade or business within the United States to which the interest income is effectively connected (or in the case of an applicable income tax treaty, attributable to a permanent establishment in the United States);

•	you do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote;

•	you are not a “controlled foreign corporation” that is related, directly or indirectly, to us through stock ownership; and

•	you are not a bank that receives such interest in a transaction described in section 881(c)(3)(A) of the Code.

The portfolio interest exemption and several of the special rules for Non-U.S. holders described below generally apply only if you appropriately certify as to your foreign status. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or appropriate substitute form to us or our paying agent certifying under penalty of perjury that you are not a U.S. person. If you hold the notes through a securities clearing organization, financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to such agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special rules apply to partnerships, foreign estates and trusts and other intermediaries, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above for the portfolio interest exemption, payments of interest made to you on the notes will be subject to a 30% U.S. federal withholding tax unless you provide either (1) a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) establishing an exemption from (or a reduction of) withholding under an applicable tax treaty or (2) a properly executed IRS Form W-8ECI (or successor form) certifying that interest paid on the notes is not subject to withholding tax because the interest is effectively connected with your conduct of a trade or business in the United States (and if an applicable tax treaty so requires, attributable to a permanent establishment in the United States).

Sale, Exchange, Redemption or Retirement of the Notes

Subject to the discussion of backup withholding, any gain you realize on the sale, exchange, redemption, retirement or other taxable disposition of a note will generally be exempt from U.S. federal income tax and withholding tax unless:

•

the gain is effectively connected with the conduct by you of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment in the United States); or

•	you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If you are described in the first bullet point, see “—Income or Gain Effectively Connected with a U.S. Trade or Business” below. If you are described in the second bullet point, any gain realized from the sale, exchange, redemption, retirement or other taxable disposition of the notes will be subject to U.S. federal income tax at a 30% rate (or lower applicable treaty rate), which may be offset by certain losses.

To the extent that the amount realized on any disposition of a note is attributable to accrued but unpaid interest on the note, such amount generally will be treated in the same manner as payments of interest as described under the heading “—Payments of Interest” above.

Income or Gain Effectively Connected with a U.S. Trade or Business

If any interest on the notes or gain from the sale, exchange, redemption or retirement (or other taxable disposition) of the notes is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment in the United States), then the income or gain will be subject to U.S. federal income tax at regular graduated U.S. federal income tax rates, but will not be subject to U.S. withholding tax if certain certification requirements are satisfied. You can generally meet these certification requirements by providing an IRS Form W-8ECI (or appropriate substitute form) to us or our paying agent. If you are a corporation, the portion of your earnings and profits that is effectively connected with your conduct of a trade of business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment in the United States) may be subject to an additional “branch profits tax” at a 30% rate, although an applicable tax treaty may provide for a lower rate.

Information Reporting and Backup Withholding

Payments to you of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to tax authorities of the country in which you reside. Backup withholding generally will not apply to payments of interest on a note to you if you duly provide certification of foreign status such as an IRS Form W-8BEN or Form W-8BEN-E described in “Non-U.S. Holders-Payments of Interest” or otherwise establish an exemption, provided that the payor does not have actual knowledge or reason to know that you are a U.S. person.

Payment of the proceeds of a disposition of a note (including a retirement or redemption) held by you effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of a disposition of a note (including a retirement or redemption) held by you effected outside the United States by a foreign office of a broker. However, unless (i) such a broker has documentary evidence in its records that you are a Non-U.S. holder and certain other conditions are met or (ii) you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of a disposition of a note held by you effected outside the United States by certain brokers with substantial connections to the United States.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS. You should consult your tax advisors regarding the application of information reporting and backup withholding rules in your particular situation, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

FATCA

Pursuant to legislation commonly referred to as “FATCA”, foreign financial institutions (which term includes most foreign banks, hedge funds, private equity funds, mutual banks, securitization vehicles and other investment vehicles) and certain other non-financial foreign entities generally must comply with certain information reporting rules with respect to their U.S. account holders and investors or withhold tax on U.S. source payments made to such U.S. account holders (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution or such other non-financial foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments include payments of interest on the notes An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements.

We will not be obligated to make any additional payments in respect of amounts withheld on the notes if we or any other withholding agent determine that withholding is required in order to comply with FATCA in respect of the amounts described above. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such taxes. You are urged to consult with your own tax advisor regarding the effect, if any, of the FATCA provisions to you based on your particular circumstances.

THE PRECEDING SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL, AND NON-U.S. TAX CONSIDERATIONS RELATED TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, AND THE CONSEQUENCES OF ANY CHANGES IN APPLICABLE LAW.

UNDERWRITING

J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and U.S. Bancorp Investments, Inc. are acting as joint book-running managers and as representatives of the other several underwriters. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$
Morgan Stanley & Co. LLC
U.S. Bancorp Investments, Inc.
Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of     % of the principal amount of the notes. Any such dealers may resell at a discount of      % of the principal amount of the notes to certain other brokers or dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $         and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

We have agreed that we will not, until the closing date of this offering, without first obtaining the prior written consent of J.P. Morgan Securities LLC, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters and/or their respective affiliates are agents and/or lenders under our current credit facilities, including our secured term loan, and will receive a portion of the net proceeds of this offering that are used to repay the secured term loan. See “Use of Proceeds.” In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture governing the notes.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Extended Settlement

We expect delivery of the notes will be made against payment therefor on or about                , 2020, which is the         business day following the pricing of the notes (such settlement being referred to as “T+       ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or during the next succeeding                  business days will be required, by virtue of the fact that the notes will settle in T+       , to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Selling Restrictions and Notices to Investors

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

European Economic Area and the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (“EEA”) or the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or the UK has been prepared, and, therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA or the UK may be unlawful under the PRIIPs Regulation.

This prospectus supplement and accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA or the UK will be made pursuant to an exemption under the Prospectus Regulation, from the requirement to produce a prospectus for offers of notes. Accordingly, any person making or intending to make any offer in a Member State of notes which are the subject of the offering contemplated by this prospectus supplement and accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the Underwriters to produce a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither we nor the Underwriters have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the Underwriters to publish or supplement a prospectus for such offer.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

In addition, this document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except:

(1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore SFA Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus supplement and accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus are appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Dubai

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Bermuda

The notes may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda, which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

EXPERTS

The consolidated financial statements of H.B. Fuller Company and subsidiaries as of November 30, 2019 and December 1, 2018 and for each of the years in the three-year period ended November 30, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of November 30, 2019, have been incorporated in this prospectus supplement by reference in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Faegre Drinker Biddle & Reath LLP, Minneapolis, Minnesota. Certain legal matters with respect to the notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Depositary Shares

Units

We may, from time to time, offer to sell the securities identified above in one or more offerings. This prospectus describes some of the general terms that may apply to these securities. Each time we offer and sell securities, we will provide the specific terms of these securities in a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, the applicable prospectus supplement will set forth the applicable purchase price, fee, commissions or discounts between or among them. Our net proceeds from the sale of securities will be the public offering price of those securities less the applicable discount, in the case of an offering made through an underwriter, or the purchase price of those securities less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of those securities. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Shares of our common stock, par value $1.00 per share, trade on the New York Stock Exchange under the symbol “FUL.”

Investing in our securities involves risks. You should consider the information referred to under the heading “Risk Factors” on page 5 of this prospectus and any risk factors described in the accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated January 24, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell in one or more offerings any combination of the common stock, preferred stock, debt securities, warrants, purchase contracts, depositary shares and units described in this prospectus.

This prospectus provides you with a general description of the common stock, preferred stock, debt securities, warrants, purchase contracts, depositary shares and units that we may issue. Each time we sell securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus (other than references under the headings “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Purchase Contracts,” “Description of Depositary Shares,” and “Description of Units”) to “we,” “us,” “our,” the “company” or similar references mean H.B. Fuller Company and its consolidated subsidiaries. However, in the “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Purchase Contracts,” “Description of Depositary Shares,” and “Description of Units” sections of this prospectus, such references mean H.B. Fuller Company (parent company only) and not any of its subsidiaries, unless otherwise specified or unless the context requires otherwise. When we refer to “you,” we mean the prospective purchasers or holders of the applicable series of securities.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that which is contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and in any free writing prospectus prepared by us or on our behalf to which we have referred you. We have not authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Further, you should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement, or any such free writing prospectus, or in any document incorporated by reference is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

We also make these filings available, free of charge, on or through our investor website (http://www.hbfuller.com/north-america/about-us/investor-relations) as soon as reasonably practicable after we electronically file such material with the SEC. Please note, however, that the information on our website is not a part of this prospectus or any accompanying prospectus supplement, other than the documents listed below under the heading “Incorporation by Reference.”

In addition, you may request a copy of these filings at no cost (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) by writing to or telephoning us at the following address:

Timothy J. Keenan, Esq.

Vice President, General Counsel and Corporate Secretary

H.B. Fuller Company

1200 Willow Lake Boulevard

St. Paul, Minnesota 55110-5101

(651) 236-5900

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us. Forms of the indentures and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update and supersede this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference our documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the date of this prospectus and prior to the time that we sell all the securities offered by this prospectus (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended November 30, 2019, filed with the SEC on January 24, 2020;

•	our Current Report on Form 8-K filed on January 21, 2020; and

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 1, 2018 from our definitive Proxy Statement for our 2019 Annual Meeting of Shareholders, filed with the SEC on February 20, 2019.

To obtain copies of these filings, see “Where You Can Find More Information.”

The information contained in this prospectus and any accompanying prospectus supplement should be read together with the information in the documents incorporated herein by reference.

THE COMPANY

We are a leading worldwide formulator, manufacturer and marketer of adhesives, sealants and other specialty chemical products. Sales operations span 32 countries in North America, Europe, Latin America, the Asia Pacific region, India, the Middle East and Africa. Industrial adhesives represent our core product offering. Customers use our adhesives products in manufacturing common consumer and industrial goods, including food and beverage containers, disposable diapers, windows, doors, flooring, roofing, appliances, sportswear, footwear, multi-wall bags, water filtration products, insulation, textiles, automobiles, recreational vehicles, buses, trucks and trailers, marine products, solar energy systems, electronics and products for the aerospace and defense industries. Our adhesives help improve the performance of our customers’ products or improve their manufacturing processes. We also provide our customers with technical support and unique solutions designed to address their specific needs. In addition, we have established a variety of product offerings for residential construction markets, such as tile-setting adhesives, grouts, sealants and related products.

We organized as a Minnesota corporation in 1915. Our principal executive offices are located at 1200 Willow Lake Boulevard, St. Paul, Minnesota 55110-5101, and our main telephone number is (651) 236-5900. We maintain an investor website at http://www.hbfuller.com/north-america/about-us/investor-relations. Please note, however, that we have not incorporated any other information by reference herein from our website, other than the documents listed above under the heading “Incorporation by Reference.”

RISK FACTORS

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in securities issued by us described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended November 30, 2019, as updated or supplemented by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. If any of the events or developments described actually occurred, our business, financial condition or results of operations would likely suffer. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional risks, we may include a discussion of those risks in the applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference in this prospectus, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements (as the term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act). Forward-looking statements typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “may” and other similar words, phrases and expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended November 30, 2019, and those risks described in any prospectus supplement and elsewhere in documents filed with the SEC and incorporated by reference into this prospectus, as well as other factors that our management has not yet identified. Forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements and such events could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. We caution you not to place undue reliance on forward-looking statements.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general funds and will be available for general corporate purposes, including:

•	investments in or advances to our existing or future subsidiaries;

•	additions to working capital;

•	acquisitions;

•	capital expenditures;

•	shareholder returns;

•	repayment of obligations that have matured; and

•	reduction of our outstanding debt.

We will have significant discretion in the use of the net proceeds. Until the net proceeds have been used, they may be held in cash or cash equivalents or temporarily invested in short-term or other securities.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms of our capital stock. Our capital stock may be offered directly or in connection with the conversion, exchange or exercise of other securities. We have filed our amended and restated articles of incorporation (our “Articles of Incorporation”) and our amended and restated bylaws (our “Bylaws”) as exhibits to the registration statement of which this prospectus is a part. You should read our Articles of Incorporation and our Bylaws for additional information before you buy any capital stock, or any securities which may be exercised or exchangeable for or converted into capital stock, offered hereunder.

General

Authorized Capitalization. As of the date of this prospectus, our authorized capital stock consists of 160,000,000 shares of common stock, par value $1.00 per share, and 10,045,900 shares of preferred stock.

Fully Paid. All outstanding shares of our capital stock are fully paid and nonassessable. This means the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional capital stock that we may issue in the future pursuant to this prospectus or upon the conversion, exchange or exercise of other securities offered under this prospectus will also be fully paid and nonassessable.

Common Stock

Shares Outstanding. As of January 20, 2020, 51,255,026 shares of our common stock were issued and outstanding (excluding treasury shares).

Dividends. Holders of common stock may receive dividends when declared by our board of directors out of our funds that we can legally use to pay dividends. We may pay dividends in cash, stock, or other property. Holders of common stock may not receive dividends until we have satisfied our obligations to the holders of outstanding preferred stock, if any.

Voting Rights. Holders of common stock have the exclusive power to vote on all matters presented to our shareholders unless Minnesota law or the certificate of designation for an outstanding series of preferred stock gives the holders of that series of preferred stock the right to vote on certain matters. Each holder of common stock is entitled to one vote per share. Holders of common stock may not cumulate their votes when voting for directors, which means that a holder cannot cast more than one vote per share for each director.

Our board of directors is divided into three classes. Each year one class of directors stands for election for a three-year term. Each director is elected by a plurality of the votes cast. However, in an uncontested election, if a nominee for director receives a greater number of votes "withheld' from his or her election than votes "for" such election, the director shall submit to the board a letter of resignation for consideration.  Holders of common stock may not cumulate their votes when voting for directors, which means that a holder cannot cast more than one vote per share for each director.

Except for the election of directors, or where Minnesota law or our Articles of Incorporation require a larger proportion or number, the shareholders shall take action by the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares present and entitled to vote on that item of business, or (2) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting.

Other Rights. If we voluntarily or involuntarily liquidate, dissolve, or wind up our business, holders of common stock will receive pro rata, according to shares held by them, any remaining assets able to be distributed to our shareholders after we have provided for the liquidation preference of any outstanding shares of preferred stock. When we issue securities in the future, holders of common stock have no preemptive rights to buy any portion of those issued securities. Our common stock has no sinking fund or redemption provisions or conversion or exchange rights.

Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “FUL.”

Transfer Agent. Equiniti Trust Company (doing business as EQ Shareowner Services), serves as the transfer agent and registrar for the common stock.

Preferred Stock

Our articles authorize our board of directors to establish one or more series of capital stock, including preferred stock, from the authorized undersigned shares. Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by our shareholders. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series. If we offer preferred stock, the applicable prospectus supplement will describe the terms, including the following if applicable:

•	the designation of the series;

•	the number of shares of the series;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

Anti-takeover Provisions Contained in our Articles of Incorporation and our Bylaws

Certain provisions of our Articles of Incorporation may make it less likely that our management would be changed or someone would acquire voting control of our company without the consent of our board of directors. These provisions may delay, deter, or prevent tender offers or takeover attempts that shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock.

Fair-Price Provision. Our Articles of Incorporation prohibit certain business combinations between our company and direct and indirect owners of 20% or more of our voting stock, which we will refer to as “interested shareholders,” unless those transactions are approved by holders of at least 95% of our outstanding voting stock, voting together as a single class. This 95% approval is in addition to any approval required by law. Business combinations requiring the 95% approval include the following transactions, among others:

•	any merger or consolidation with an interested shareholder or a corporation affiliated with an interested shareholder;

•	any sale, lease, exchange, pledge, transfer, or other disposition of our assets valued at least $5 million to an interested shareholder or person or entity affiliated with an interested shareholder;

•

the issuance or transfer by us of any of our shares to an interested shareholder or person or entity affiliated with an interested shareholder in exchange for cash or property having a value of at least $5 million;

•	the adoption of any plan proposed by or on behalf of an interested shareholder or a person or entity affiliated with an interested shareholder to liquidate or dissolve our company; and

•	any transaction that increases the proportionate share of our stock owned directly or indirectly by an interested shareholder or a person or entity affiliated with an interested shareholder.

Shareholders do not need to approve a business combination under our Articles of Incorporation if a majority of the continuing directors approve the business combination. “Continuing directors” are those directors who:

•	were members of the board of directors before the interested shareholder involved in the business combination acquired in excess of 7.5% of the outstanding voting power of our capital stock, or

•	were designated as continuing directors before their initial election as directors by a majority of directors at that time.

Shareholders also do not need to approve a business combination under our Articles of Incorporation if the transaction meets specified conditions. These conditions include, among other things, the following:

•	holders of our capital stock will receive at least the minimum amount of consideration in the business combination determined under our Articles of Incorporation;

•

the consideration to be received by our shareholders in the business combination will be in the same form and of the same kind as the consideration paid by the interested shareholder in acquiring the shares already owned by it;

•

the interested shareholder does not acquire any additional shares of our stock after becoming an interested shareholder, unless the additional acquisition is approved by a majority of the continuing directors; and

•	a proxy statement describing the proposed business combination is mailed to all holders of our stock before the business combination is completed.

Holders of at least 95% of our outstanding voting stock, voting together as one class, must approve a proposal to amend or repeal, or adopt provisions inconsistent with, these provisions of our Articles of Incorporation.

Control Share Acquisition Provision. Our Articles of Incorporation provide that if a shareholder becomes, through the acquisition of shares, the beneficial owner of 20% or more of the outstanding voting power of our company (or increases its ownership to 33 1⁄3% or more or to a majority of the outstanding voting shares), then the shareholder, subject to certain exceptions, may not vote the shares in excess of the 20% (or 33 1⁄3% or 50%) threshold without the prior approval of the holders of both

•	a majority of the outstanding voting power of our capital stock, and

•	a majority of the outstanding voting of our capital stock not owned by the acquiring shareholder, the officers of our company, and our directors who are also our employees.

A shareholder meeting to vote on this matter must be held within 55 days after being requested by the acquiring shareholder. The request may be made before the shareholder acquires the shares that would cross the applicable threshold. Our Articles of Incorporation provide, however, that the shareholder meeting will not be held unless the acquiring shareholder, among other things, provides evidence to us that the shareholder has entered into definitive financing agreements with responsible financial institutions for all necessary financing of the share acquisition that is not to be provided from the personal funds of the shareholder.

Preferred Stock. Our board of directors may at any time, under our Articles of Incorporation and without shareholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without shareholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

Classified Board. Members of our board of directors are divided into three classes and serve staggered three-year terms under our Articles of Incorporation. This means that only approximately one-third of our directors are elected at each annual meeting of shareholders and that it would take two years to replace a majority of the directors unless they are removed. Under our Articles of Incorporation, directors can be removed from office during their terms only if holders of at least two-thirds of our outstanding voting stock, voting together as one class, approve the removal. At least two-thirds of our outstanding voting stock, voting together as one class, must approve any proposal to amend or repeal, or adopt any provisions inconsistent with, these provisions of our Articles of Incorporation.

Nomination Procedures. In addition to our board of directors, shareholders can nominate candidates for our board of directors. However, a shareholder must follow the advance-notice procedures described in our Bylaws and summarized below.

Shareholder-Proposal Procedures. Shareholders can propose that business other than nominations to our board of directors be considered at an annual meeting of shareholders only if a shareholder follows the advance-notice procedures described in our Bylaws. In general, the deadline for submitting a shareholder proposal is the same as for submitting shareholder-sponsored nominations to our board of directors.

Authorized but Unissued Common Stock

Minnesota law does not require shareholder approval for any issuance of authorized shares of common stock. However, the listing requirements of the New York Stock Exchange, which would apply so long as the common stock remains listed on the New York Stock Exchange, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. This requirement is subject to several exceptions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Advance Notice Requirements for Director Nominations and Shareholder Proposals

Our Bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to our corporate secretary.

Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the previous year’s annual meeting. Our Bylaws also specify requirements as to the form and content of a shareholder’s notice.

These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders and may delay, deter or prevent tender offers or takeover attempts that shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock.

Amendment of our Articles of Incorporation and Bylaws

Our shareholders have the power to amend our Articles of Incorporation, subject to the thresholds set forth therein and to the Minnesota Business Corporation Act. Our board of directors may alter or amend, make or adopt, or repeal our Bylaws, subject to the limitations see forth in our Bylaws and the Minnesota Business Corporation Act. Our shareholders also have the power to alter or amend, make or adopt, or repeal our Bylaws.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities we may offer. Our debt securities may be offered directly or in connection with the conversion, exchange or exercise of other securities. A prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee, as supplemented from time to time, referred to herein as the “indenture.”

We will issue the debt securities in one or more series, which will consist of either our senior debt or our subordinated debt, under the indenture. The debt securities of any series, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities. We may use different trustees for different series of debt securities issued under the indenture. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and may also be set forth in an indenture supplemental to the indenture. For a comprehensive description of any series of debt securities being offered pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

We have filed a form of the indenture as an exhibit to the registration statement of which this prospectus is a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. Copies of the indenture, any supplemental indenture and any form of debt security that has been filed may be obtained in the manner described under “Where You Can Find More Information.” You should read the indenture, and any supplemental indenture, for additional information before you buy any debt securities.

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. Unless the context requires otherwise, for purposes of this section of this prospectus, references to “we,” “us,” “our” and the “company” are to H.B. Fuller Company (parent company only) and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

The indenture provides that debt securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. Such debt securities may have such terms and provisions which are not inconsistent with the indenture, including as to maturity, principal and interest, as we may determine.

The prospectus supplement relating to any offered debt securities of any series will, to the extent applicable, describe the following terms of such debt securities:

•	the title of the offered debt securities of the series;

•	any limit on the aggregate principal amount of the offered debt securities of the series;

•	the date or dates on which the principal and premium, if any, of the offered debt securities of the series is payable;

•

the rate or rates, if any, at which the offered debt securities of the series will bear interest, or the method or methods by which such rate or rates may be determined, the date or dates from which such interest will accrue, the interest payment dates on which any such interest will be payable, the record date for the determination of holders to whom interest will be payable, and the circumstances, if any, in which the company may defer interest payments;

•

if other than the corporate trust office of the trustee, the place or places where the principal of (and premium, if any), interest on the offered debt securities of the series will be payable, any registered securities of the series may be surrendered for registration of transfer, debt securities of the series may be surrendered, and notices published;

•

if applicable, the period or periods within which or the date or dates on which, the price or prices at which and the terms and condition on which the offered debt securities of the series may be redeemed, in whole or in part, at our option;

•

the obligation, if any, of the company to redeem, repurchase or repay the offered debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder and the price or prices at which or process by which and the period or periods within which and the terms and conditions on which the offered debt securities of the series will be redeemed, repurchased or repaid, in whole or in part, pursuant to such obligation;

•

whether the offered debt securities are issuable as registered securities, bearer securities or both, with or without coupons or both, and, in the case of bearer securities, the date and terms of issuance;

•	whether the offered debt securities are issued in whole or in part in the form of a global security (as defined in the indenture) and whether permanent or temporary;

•	if the offered debt securities are to be issuable initially in the form of a temporary global security, the terms for exchange of the temporary global security;

•	payments of any additional amounts pursuant to the indenture;

•	the denominations in which the offered debt securities of the series will be issuable;

•

if other than the entire principal amount of the offered debt securities of the series, the portion of the principal amount of the offered debt securities of the series which will be payable upon declaration of acceleration of the maturity;

•	the currency or currencies in which the offered debt securities of the series will be denominated and the agency or organization, if any, responsible for overseeing such composite currency;

•	the currency or currencies in which payment of the principal of (and premium, if any) and interest on the offered debt securities, at the election of the holder, will be made;

•

the currency or currencies, if any, in which payment of the principal of (and premium, if any) and interest of any registered securities may be payable and the periods within which and the terms and conditions upon which such election is to be made, and the exchange rate and the person who shall be the exchange rate agent for such registered securities;

•	if other than the currency in which the offered debt securities of the series is denominated, the manner in which the exchange rate with respect to such payments is determined;

•	any additions to or changes in the Events of Default (as defined in the indenture) with respect to the offered debt securities of the series;

•

any additions or changes to the covenants set forth in the indenture which apply to the offered debt securities of the series and, if applicable, whether any such covenant will not be subject to defeasance under the indenture;

•	if either or both of the provisions related to legal defeasance or covenant defeasance (each as defined in the indenture) are altered or do not apply to any offered debt securities of the series;

•

if other than U.S. Bank National Association is to act as trustee for the offered debt securities of the series, the name and corporate trust office of such trustee, and the name of who will be the initial paying agent or agents, if other than U.S. Bank National Association;

•	whether the offered debt securities of the series are senior securities or subordinated securities and, if subordinated securities, the provisions related to such subordination;

•	whether the offered debt securities of the series are secured and, if so, the provisions related to such security;

•

whether the offered debt securities of the series will be convertible into or exchangeable for shares of common stock or other securities, and if so, the provisions related to the convertibility or exchangeability; and

•	any other terms of the offered debt securities of the series.

The debt securities may be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such original issue discount securities will be described in the applicable prospectus supplement.

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.

If any interest payment date, redemption date, stated maturity date or other payment date falls on a day that is not a business day, the payment will be made on the next succeeding business day and treated as if it were made on the date the payment was due, and we will not be liable for any additional interest as a result of the delay in payment. The term “business day” means any day which is not a Saturday or Sunday and which is not a legal holiday or a day on which banking institutions or trust companies in that Place of Payment are authorized or obligated by law or executive order to close.

Unless otherwise specified in the applicable prospectus supplement, interest on the debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Fixed Rate Debt Securities

If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities.

Floating Rate Debt Securities

If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period. The applicable prospectus supplement will identify the calculation agent for each series of floating rate debt securities, which will compute the interest accruing on the debt securities of the relevant series.

Payment and Transfer or Exchange

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, we will pay the principal of and interest on each note to the registered holder in immediately available funds upon presentation of the notes if in certificated form at the office or agency we maintain for this purpose, which is initially the corporate trust office of the trustee, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at our option through the paying agent by check mailed to the registered holder at the close of business on the regular record date at such address as shall appear in the security register or by wire transfer of immediately available funds to an account specified in writing by such holder to us and the trustee prior to the relevant record date. Notwithstanding anything to the contrary in this prospectus or any accompanying prospectus supplement, we may make payments of principal and interest for any debt securities that are in the form of fully registered global securities through the paying agent to The Depository Trust Company.

Subject to applicable unclaimed property laws, all amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

A holder may transfer or exchange any certificated debt securities in definitive form at the office or agency we maintain for this purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

The registered holder of a debt security will be treated as the owner of it for all purposes.

Covenants

The indenture sets forth limited covenants that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things limit the amount of indebtedness or lease obligations that may be incurred by us or our subsidiaries or restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The applicable prospectus supplement will describe any material covenants that will apply with respect to any series of notes.

Limitations on Mergers, Consolidation and Sales of Assets

The indenture provides that we may not consolidate or merge with or into any person, or sell, lease, transfer or convey all or substantially all of our properties or assets, in any one transaction or series of transactions, to any other person, unless:

•

the resulting, surviving or transferee person is a person organized and existing under the laws of the United States, any state thereof or the District of Columbia, or any political subdivision of the foregoing,

•	such person (if other than us) expressly assumes all our obligations under the notes and the indenture; and

•	after giving effect to the transaction no event of default, and no event that, after notice or passage of time, would become an event of default, has occurred and is continuing.

The successor will be substituted for us in the indenture with the same effect as if it had been an original party to such indenture. Thereafter, the successor may exercise the rights and powers of the company under the indenture. Upon the assumption of our obligations by such corporation in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the notes and the indenture.

Events of Default and Acceleration

With respect to the debt securities of any series, each of the following are events of default under the indenture:

•	default in the payment of any principal amount due with respect to such debt securities, when the same becomes due and payable;

•	default in payment of any interest under such debt securities, which default continues for 30 days;

•

our failure to comply with any of our other agreements in such debt securities or the indenture upon our receipt of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding, and the failure to cure (or obtain a waiver of) such default within 90 days after receipt of such notice; and

•	certain events of bankruptcy, insolvency or reorganization affecting us.

If an event of default shall have happened and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the applicable series of notes then outstanding may declare the principal of the applicable series of notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency with respect to us, the principal amount of the debt securities together with any accrued interest through the occurrence of such event may automatically become and be immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of such series of debt securities then outstanding affected thereby may, under certain circumstances, waive all defaults related to such series of debt securities and rescind and annul such acceleration and its consequences if the company has paid or deposited with the trustee a sum sufficient to pay matured interest, principal due otherwise than by acceleration, overdue interest and certain other payments in accordance with the indenture, and all Events of Default in respect of such series of debt securities, other than the non-payment of accelerated principal have been cured or waived as provided in the indenture.

The indenture requires us to file an officers’ certificate with the trustee each year that states, to the knowledge of the certifying officers, whether or not we are in compliance with all conditions and covenants contained in the indenture and whether any defaults or events of default exist under the terms of the indenture.

The holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that the trustee determines may be unduly prejudicial to the rights of another holder or the trustee, or that may involve the trustee in personal liability unless the trustee is offered security or indemnity satisfactory to it; provided, however, that the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

A holder may not pursue any remedy with respect to the indenture or the Notes (except actions for payment of overdue principal, premium, if any, or interest or for the conversion of the Notes) unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the trustee to pursue the remedy;

•	such holder or holders offer to the trustee security or indemnity satisfactory to it against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after the receipt of the request and offer of security or indemnity; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the Notes then outstanding.

Modification and Waiver

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee at any time and from time to time. The extent to which consent of any holders of debt securities is required depends on the nature of the modification and amendment. In general, the consent of holders of not less than a majority in principal amount of outstanding debt securities of all series affected by the amendment or modification (acting together as a class) is required for any such modification or amendment. However, in certain cases described below, modifications are permitted without the consent of any holder or would require the consent of the holder of each outstanding debt security affected thereby.

No consent of holders is required for any modification or amendment to:

•

evidence the succession of another person to, and the assumption by the successor of our covenants under, the indenture and the debt securities pursuant to the covenant described under “—Covenants—Limitations on Mergers, Consolidation and Sale of Assets”;

•	add covenants for the protection of the holders of all or any series of debt securities;

•	secure the debt securities of any series;

•	convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to surrender any of right or power conferred upon us;

•

add any additional events of default for the benefit of holders of the debt securities of all or any series, or if applicable to less than all series of the debt securities, stating that such events of default are expressly applicable only to such series;

•

in the case of subordinated debt securities, make any change relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness, provided that such change is made in accordance with the provisions of such senior debt securities;

•

add to, change or eliminate any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal (or premium, if any) on registered securities or of principal (or premium, if any) or any interest on bearer securities, to permit bearer securities to be issued in exchange for registered securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated form, provided any such action shall not adversely affect the interests of the holders of debt securities of any series or any related coupons in any material respect;

•

make any addition, change or elimination that (a) will become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provisions or (b) will not apply to any such then-outstanding debt security;

•	comply with requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	comply with the rules of any applicable securities depository;

•	provide for the issuance of, and terms of, new debt securities of any series as permitted under the indenture;

•	evidence and provide for the acceptance of appointment by a successor or additional trustee;

•	cure any ambiguity, omission, defect or inconsistency;

•

conform any provision of the indenture, any supplemental indenture, one or more series of debt securities or any related guarantees or security documents to the description thereof contained in our prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series to the extent that such description was intended to be a substantially verbatim recitation of a provision in the indenture, such securities or any related guarantees or security documents; or

•	make any other change that will not adversely affect the interests of the holders of the debt securities of any series or any related coupons in any material respect.

The consent of the holder of each affected debt security is required for any amendment or change to:

•	change the stated maturity of the principal or any installment of the principal of any debt security;

•	reduce the principal amount or premium payable upon redemption or repayment, if any, on any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, or interest or coupon is payable, or any premium payable upon redemption or repayment, if any;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	reduce the percentage in principal amount of debt securities of any series outstanding whose consent is required for any modification of the indenture; or

•	modify such amendment provisions, subject to certain exceptions.

The holders of not less than a majority in aggregate principal amount of all of the debt securities of each applicable series outstanding affected thereby (treated as a single class), by written notice to the trustee, may on behalf of the holders of all debt securities waive compliance by us with certain restrictive provisions of the indenture with respect to such series. The holders of a majority in aggregate principal amount of all of the debt securities of each applicable series outstanding affected thereby (treated as a single class) may on behalf of the holders of all debt securities waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of each series affected.

With respect to any series of debt securities, the consent or waiver, as the case may be, of holders of debt securities of such series required or permitted under the indenture, as the case may be, if we so determine, may also be obtained from the holders of a majority in principal amount of the debt securities of that series.

The indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities of any or all series have given any request, demand, authorization, direction, notice, consent, waiver or other action under the indenture as of any date, certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to the indenture, which is described below in “—Discharge, Defeasance and Covenant Defeasance,” will not be deemed to be outstanding.

We may set a record date for purposes of determining the identity of holders of the debt securities of any series entitled to vote or consent to any action by vote or consent authorized or permitted by the indenture. Such record date will be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of holders of such debt securities furnished to the trustee pursuant to the indenture prior to such solicitation. If a record date is set for any action to be taken by holders, such action may be taken only by persons who are holders of outstanding debt securities of any series on the record date.

Discharge, Defeasance and Covenant Defeasance

The indenture provides that we may elect either:

•	to defease and be discharged from any and all obligations with respect to all or any series of debt securities with certain limited exceptions described below (referred to as “legal defeasance”); or

•

to be released from our obligations with respect to all or any series of debt securities under the restrictive covenants in the indenture and any related Events of Default (referred to as “covenant defeasance”).

In order to accomplish legal defeasance or covenant defeasance: (i) we must deposit with the trustee, in trust, cash in U.S. dollars and/or U.S. government obligations, in an amount sufficient to pay any installment of principal, premium, if any, and interest on the debt securities of such series on the applicable stated maturity or redemption date of the payments; (ii) we must deliver to the trustee an opinion of counsel (in the case of legal defeasance with respect to any series of debt securities, based on a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture) to the effect that the beneficial owners of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance, as the case may be, and that such beneficial owners will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance or covenant defeasance, as the case may be, with respect to such series of debt securities had not occurred; (iii) no default or Event of Default with respect to the debt securities of the applicable series will have happened or be continuing on the date of the deposit; and (iv) if certain other conditions are satisfied.

Obligations not discharged in a legal defeasance include those relating to (i) the rights of holders of the debt securities of such series to receive payments in respect of the principal of, premium, if any, and interest on such debt securities when such payments are due from the trust referred to above; (ii) our obligations with respect to the debt securities of such series concerning mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust; and (iii) the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith.

In addition, subject to certain limitations and exceptions, we may satisfy and discharge our obligations under the indenture with respect to any series of debt securities by (i) delivering to the trustee for cancellation all of the debt securities of any series outstanding under the indenture, or (ii) depositing with the trustee, in trust, no earlier than one year before the debt securities of such series become due and payable, whether at stated maturity, or any redemption date, or otherwise, cash and/or U.S. government obligations sufficient to pay all of the outstanding debt securities of that series and paying all other sums payable under the indenture by us.

Issuance of Additional Notes

The indenture provides that we may, without the consent of the holders of the applicable series of debt securities, increase the principal amount of debt securities of that series by issuing additional debt securities in the future on the same terms and conditions, except for any differences in the issue date, price to the public, interest accrued prior to the issue date of such additional debt securities, and the initial interest payment date, so that such additional debt securities shall be consolidated with the original debt securities, including for purposes of voting and redemptions. However, if the original debt securities and such additional debt securities are not fungible for U.S. federal income tax purposes, such additional debt securities will have a different CUSIP number than the original debt securities. The original debt securities and any additional debt securities would rank equally and ratably and would be treated as a single class for all purposes under the indenture. No additional debt securities may be issued if any event of default has occurred and is continuing with respect to such series of debt securities.

No Additional Amounts

We will not pay any additional amounts on the debt securities to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.

Notices

Unless otherwise specified in the applicable prospectus supplement, any notices required to be given to the holders of the debt securities in global form will be given to the depositary.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Information Concerning the Trustee

U.S. Bank National Association is the trustee, security registrar and paying agent under the indenture. As of the date of this prospectus, the corporate trust office of the trustee is located at 60 Livingston Avenue, EP-MN-WS3C, St. Paul, Minnesota 55107.

The trustee and its affiliates have engaged, currently engage, and may in the future engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time, subject to the Trust Indenture Act.

The trustee may resign or be removed and a successor trustee may be appointed.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe, among other things, the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax consequences; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Until any warrants are exercised, the holder of such warrants will not have any of the rights of holders of the securities that can be purchased upon exercise.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the applicable indenture.

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional shares of capital stock represented by depositary shares. If we exercise this option, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the prospectus supplement relating to such depositary shares) of a share of a particular class or series of capital stock.

The shares of any series of capital stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. We will indicate the name and address of this share depository in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of capital stock underlying the depositary share, to all of the rights and preferences of the capital stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. We will describe the material terms of the deposit agreement, the depositary shares and the depositary receipts in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities that may be offered under this prospectus, in any combination. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement. The applicable prospectus supplement will describe, among other things, the following terms of any units in respect of which this prospectus is being delivered:

•	the title and series of the units;

•	the price or prices at which the units will be issued;

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	if applicable, a discussion of any material United States federal income tax consequences;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units or of the securities comprising the units.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, “global securities.” The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or “DTC,” and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants, in accordance with the rules and procedures applicable to the DTC system. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, we understand DTC’s current practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Unless otherwise provided in the applicable prospectus supplement, debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an event of default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

The above information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information. In addition, we have no control over the DTC system or its participants, and we take no responsibility for their activities. In addition, the rules and procedures applicable to DTC could change at any time.

Euroclear and Clearstream

If the depositary for a global security is DTC, a beneficial owner may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

The above information with respect to Euroclear and Clearstream has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. We have obtained the information in this section and elsewhere in this prospectus concerning Euroclear and Clearstream from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus through agents, underwriters, dealers or directly to one or more purchasers. We may sell the securities described in this prospectus from time to time in one or more transactions:

•	on the New York Stock Exchange (including through at-the-market offerings);

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	in a block trade in which a broker/dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. To the extent required, a prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

To the extent required, the applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to market prices, by use of an electronic auction or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any at-the-market offering of securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

To the extent required, we will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters, dealers, agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business for which they receive compensation.

Any common stock will be listed on the New York Stock Exchange, but any other securities may or may not be listed on any securities exchange. Some or all of the securities may be new issues of securities with no established trading market. Any underwriters that purchase the securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

EXPERTS

The consolidated financial statements of the company as of November 30, 2019 and December 1, 2018, and for each of the years in the three-year period ended November 30, 2019, and the effectiveness of internal control over financial reporting as of November 30, 2019, have been incorporated in this prospectus by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Faegre Baker Daniels LLP, Minneapolis, Minnesota. Any agents, underwriters or dealers will be represented by their own legal counsel.